--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





                            ALTAIR INTERNATIONAL INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Province of
        Ontario,
         Canada                         1-12497                    None
----------------------------       ------------------        ------------------
(State or other jurisdiction      (Commission File No.)         (IRS Employer
    of incorporation)                                        Identification No.)

                         1725 Sheridan Avenue, Suite 140
                               Cody, Wyoming 82414
              -----------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (307) 587-8245


























--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               Table of Contents

Item 5.  Other Events.

      A.    PLACEMENT OF DEBENTURES AND ISSUANCE OF WARRANTS.

      On December 29, 1997, pursuant to the terms of a Securities Purchase Agreement dated December 29, 1997 (the "Purchase Agreement"), Altair International Inc. (the "Company") completed the private placement of $5,000,000 in principal amount of 5% convertible subordinated debentures due December 29, 2001 (the "Initial Debentures") and warrants to purchase 75,000 shares of the Company's common stock ("Common Stock") on or before December 29, 1999 at a price equal to $16.7188 per share (the "Initial Warrants") to a small number of institutional investors (the "Investors") in an offering exempt from the registration requirements under the Securities Act of 1993, as amended (the "Securities Act"). The Company has also issued to the placement agent which arranged the transaction warrants to purchase 105,000 shares of Common Stock on or before December 29, 1999, at a price equal to $16.7188 per share (the "Placement Warrants").

      Subject to certain restrictions during the first 180 days after issuance, the Initial Debentures are convertible into Common Stock by the holders thereof at any time prior to maturity, unless previously the subject of a forced conversion or redemption by the Company. The Debentures are each convertible into the number of shares of Common Stock equal to the quotient of (a) the sum of the principal amount of such Debenture and all accrued but unpaid interest and charges, divided by (b) the lesser of (i) an amount equal to 92% of the average market price for one share of Common Stock for the five preceding trading days and (ii) $14.7125. For purposes of the conversion formula, the market price is equal to closing price of the Common Stock on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, or if the Common Stock is not listed on either such exchange, by alternative methods described in the Debentures. The holders of the Debentures have registration rights with respect to the Common Stock as set forth in a Registration Rights Agreement, pursuant to which the Company has agreed to register for resale under the Securities Act the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants and Placement Warrants within 150 days of December 29, 1997.

      In addition, subject to the terms and conditions of the Purchase Agreement, the Company has the right to cause the Investors to purchase up to an additional $5,000,000 aggregate principal amount of 5% convertible subordinated debentures (the "Put Debentures"). If issued, the Put Debentures will be accompanied by warrants to purchase an aggregate number of shares of Common Stock equal to the product of (i) 75,000 multiplied by (ii) the quotient of the principal amount of all Put Debentures divided by $5,000,000 (the "Put Warrants"). The exercise price for the Put Warrants shall be an amount equal to 125% of the closing price per share of Common Stock on the Nasdaq Small Cap Market or the Nasdaq National Market, as applicable, on the date immediately prior to the date the Put Warrants are issued.

      The foregoing descriptions do not purport to be complete and are qualified by reference to the definitive agreements, debentures, and warrants filed as Exhibits herewith.

      B.    RISK FACTORS.

      The Company from time to time makes forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the Company's periodic filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended. In evaluating the Company's business, prospective investors should consider that actual results could differ materially from those anticipated for a number of reasons, including, among others, the failure of the Company's primary asset, the Centrifugal Jig (the "CJ"), to prove economically attractive to end users, the development of a substitute for the CJ by a competitor, the need for an unforeseen amount of capital to complete testing and development of the CJ, and other unanticipated factors.

Item 7.     Financial Statements and Exhibits

      (c)   Exhibits.

            4.1   Securities Purchase Agreement

            4.2 Form of 5% Convertible Subordinated Debenture Due December 29, 2001

            4.3   Registration Rights Agreement

            4.4   Form of Warrant

            99.1  Press Release dated December 30, 1997.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  Altair International Inc.


      January 13, 1997                            By:       /s/ William P. Long
      ----------------                            ------------------------------

           Date                                   Dr. William P. Long, President